  EXHIBIT 5.10

OFFICER’S CERTIFICATE

 OF

GIVBUX, INC.

May 7, 2025

Reference is made to the Securities Purchase Agreement (the “Purchase Agreement”), dated May 7, by and among GivBux, Inc., a Nevada corporation (the “Company”) and each investor identified on the signature pages thereto (the “Investors”). Capitalized terms not defined herein shall have the meanings given in the Purchase Agreement.

Pursuant to Section 6.1(b)(i) of the Purchase Agreement, the undersigned, Umesh Singh, President of the Company, does hereby certify in such capacity and on behalf of the Company, the items set forth below.

1.	Attached hereto as Exhibit A are true, correct and complete copies of the Amended and Restated Articles of Incorporation of the Company (“Charter”), together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Charter, the same being in full force and effect in the attached form as of the date hereof.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company (the “Bylaws”), together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Purchase Agreement and the issuance of the Securities. The resolutions contained in Exhibit C have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

4.	Attached hereto as Exhibit D is certificate of good standing of the Company.

5.	Each person listed on Exhibit E attached hereto has the authority to execute and deliver the Purchase Agreement and the Transaction Documents on behalf of the Company (the “Incumbency Certificate”). Each such person holds on the date hereof the office of the Company set fort opposite such person’s name on Exhibit E, and the signature set forth opposite such person’s name is the genuine signature of such person.

Execution and delivery of this Officer’s Certificate by facsimile, portable document file (.pdf) or other electronic means shall be deemed to have the same effect as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of May 7, 2025.

Signed by John Dolkart Jr. Under Limited POA	/s/ Umesh Singh
Name: Umesh Singh
Title: Chief Executive Officer

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 EXHIBITA

CHARTER

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 EXHIBIT B

BYLAWS

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EXHIBITC

BOARD CONSENT OF THE COMPANY

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EXHIBIT D

GOOD STANDING CERTIFICATE

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EXHIBIT E

INCUMBENCY  CERTIFICATE

Name	Office	Signature
Umesh Singh	President, CEO, Director
Bob Thompson	Secretary, Treasurer, Director
Michael Arnkvarn	Director

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